Exhibit 23.1

March 16, 2021

Bilibili Inc.

Building 3, Guozheng Center, No. 485 Zhengli Road

Yangpu District, Shanghai 200433

The People’s Republic of China

Re: Consent of iResearch

Ladies and Gentlemen,

We hereby consent to the references to our name, iResearch, in (i) the Registration Statement on Form F-3 (File No. 333-230660) (the “Registration Statement”) of Bilibili Inc. (the “Company”), (ii) Exhibit 99.1 to the current report on Form 6-K, titled “Bilibili Inc. Supplemental and Updated Disclosures,” furnished to the Securities and Exchange Commission (the “SEC”) on March 16, 2021, which is incorporated by reference into the Registration Statement (“Exhibit 99.1”); (iii) the registration statements on Form S-8 (No. 333-226216) (the “Forms S-8”); (iv) any written correspondence with the SEC (“SEC Correspondence”); and (v) any other future filings with the SEC, including other registration statements, annual reports on Form 20-F or current reports on Form 6-K (collectively, the “Future SEC Filings”).

We hereby further consent to the inclusion of, summary of and reference to (i) the report dated in or around March 2021, including all the amendments and supplements thereto, published by us and commissioned by the Company (the “Report”), and (ii) information, data and statements from the Report, as well as the citation of the foregoing, in the Registration Statement, Exhibit 99.1, the Forms S-8, SEC Correspondence and Future SEC Filings.

We hereby further consent to the filing of this consent as an exhibit to the current report on Form 6-K to be incorporated by reference into the Registration Statement and Forms S-8.

Yours faithfully,

For and on behalf of

Shanghai iResearch Co., Ltd., China

/s/ Chengjie Guo
Name: Chengjie Guo
Title: Research Director